Exhibit 5
Opinion of Morgan Lewis & Bockius LLP
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
Tel: 215.963.5000
Fax: 215.963.5001
www.morganlewis.com
May 10, 2007
AMETEK, Inc.
37 North Valley Road
P.O. Box 1764
Paoli, Pennsylvania 19301

Re:	AMETEK, Inc.
Registration statement on Form S-8 relating to the AMETEK, Inc. 2007
Omnibus Incentive Compensation Plan
Ladies and Gentlemen:
We have acted as counsel to AMETEK, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to 3,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable under the AMETEK, Inc. 2007 Omnibus Incentive Compensation Plan (the “Plan”). We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion.
As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon the foregoing, it is our opinion that the shares of Common Stock originally issued by the Company to participants under the Plan, when issued and delivered by the Company in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.
The opinion set forth above is limited to the General Corporation Law of the State of Delaware.
We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.
Very truly yours,
/s/ Morgan Lewis & Bockius LLP